Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Cortex Pharmaceuticals, Inc. (“Company”) on Form S-1 of our report dated March 18, 2011, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

September 7, 2011

Irvine, CA